Exhibit 3.1
GAYLORD ENTERTAINMENT COMPANY
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FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED BY-LAWS
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     The Board of Directors of Gaylord Entertainment Company, a Delaware corporation (the “Company”), at a meeting of the Board of Directors, approved and adopted the following amendments to the Second Amended and Restated By-Laws of the Company (the “By-laws”) in accordance with Paragraph 50 of the By-laws, effective as of March 9, 2009:
1. Paragraph 7 of the By-laws is hereby amended by inserting the following sentence at the end of Paragraph 7:
     If any instrument or agreement to which the Corporation is a party and that has been approved by the Board of Directors specifies a different voting standard for any matter to be considered at a meeting of the stockholders, that voting standard shall apply in addition to the requirements set forth herein.
2. Except as otherwise set forth in this First Amendment to the By-laws, all other terms and provisions of the By-laws shall remain in full force and effect.